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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2004 in this Registration Statement on Form S-4 and related Prospectus of Nortek Holdings, Inc. for the registration of $515,000,000 aggregate principal amount due at maturity 10% Series B Senior Discount Notes due 2011.


                                                /s/ Ernst & Young LLP

Boston, Massachusetts
April 16, 2004